Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2005, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of H-Lines Finance Holding Corp. dated June 22, 2005.

/s/ Ernst & Young LLP

Greensboro, North Carolina

June 22, 2005